UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




                        October 9, 2001 (October 8, 2001)
                                 ---------------
                Date of Report (Date of earliest event reported)



                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)




   Pennsylvania                    000-22026                    25-1407782
   ------------                    ---------                    ----------
(State or other             (Commission File Number)       (IRS Employer
  jurisdiction of                                            Identification No.)
       corporation)






One RentWay Place, Erie, Pennsylvania                      16505
-----------------------------------------------------------------------------
(Address of principal executive offices)                 Zip Code



Registrant's telephone number, including area code:    (814) 455-5378
                                                     -------------------

Item 5.           Other Events

               Rent-Way Amends Credit Agreement, Exits Forbearance

Erie, Pennsylvania, October 8, 2001 -- Rent-Way Inc. (NYSE:RWY) today announced that it had completed an amendment to its credit agreement, as a result of which the company is no longer in forbearance with its bank group.

William McDonnell, Rent-Way's Chief Financial Officer, stated, "We are pleased to have this amendment in place and the strong support that the banks have shown us. Now, as we begin a new year, we look forward to executing our plans for fiscal 2002. As our financial health continues to improve, we will explore opportunities to enhance flexibility and reduce Rent-Way's cost of capital."

Under the terms of the amended agreement, Rent-Way's credit line is approximately $360 million. Rent-Way's total debt outstanding was approximately $306 million as of September 30, 2001.

William E. Morgenstern, Rent-Way's Chairman and CEO, noted, "This business will return to a level of profitability that Rent-Way achieved consistently in 1997 and 1998. Now that we have concluded the bank agreement, we can focus all of our energy on improving profitability and maintaining growth."

Rent-Way is the second largest operator of rental-purchase stores in the United States. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 1087 stores in 42 states.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements contain the words "projects", "anticipates", "believes", "expects", "intends", "will", "may" and similar words and expressions. Each such statement is subject to uncertainties, risks and other factors that could cause actual results or performance to differ materially from the results or performance expressed in or implied by such statements. The forward-looking statements in this news release that contain projections of the company's expected financial performance and other projections regarding future performance are inherently subject to change given the nature of projections and the company's actual performance may be better or worse than projected. Uncertainties, risks and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by forward-looking statements in this news release include: (1) the company's ability to normalize and control its operating expenses and to continue to realize operating efficiencies, (2) the company's ability to develop, implement and maintain adequate and reliable internal accounting systems and controls, (3) the company's ability to retain existing senior management and to attract additional management employees, (4) general economic and business conditions, including demand for the company's products and services, (5) general conditions relating to the rental-purchase industry, including the impact of state and federal laws regulating or otherwise affecting the rental-purchase transaction, (6) competition in the rental-purchase industry, including competition with traditional retailers, (7) the company's ability to make principal and interest payments on its high level of outstanding debt, (8) the outcome of the class action lawsuit and the shareholder derivative lawsuit commenced against the company and (9) the outcome of any continuing investigations or proceedings involving the company, including investigations or proceedings commenced by governmental authorities, such as the SEC and the U.S. Department of Justice. A discussion of other risk factors that may cause actual results to differ from the results expressed in or implied by these forward-looking statements can be found in the company's periodic filings with the SEC. The company disclaims any duty to provide updates to the forward-looking statements made in this news release.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 Rent-Way, Inc.
                       -----------------------------------
                                  (Registrant)





           October 9, 2001                      /s/ John A. Lombardi
------------------------------------     ---------------------------------------
                  Date                                (Signature)
                                                    John A. Lombardi
                                         Chief Accounting Officer and Controller





           October 9, 2001                     /s/ William A. McDonnell
------------------------------------     ---------------------------------------
                  Date                                 (Signature)
                                                   William A. McDonnell
                                                    Vice President and
                                                  Chief Financial Officer